Exhibit B-2.1

                Central Administrative Services Provided to NEES

Details of the services provided by corporate departments to NEES are as follows:

Direct Services

Senior Management
o    Senior management time in support of NEES business activities
o "Senior Management" is defined as Group Chief Executive, Group Finance Director and Managing Director - UK Transmission
o Costs in relation to NEES Board activities will be separately identified, though it should be noted that this represents a small proportion of senior management time

Company Secretary & General Counsel
o    Legal advice

Corporate Affairs
o    Advice  and  assistance  on media,  industry  and  government  relations
o    Environmental advice
o    Development of internal communication links with NEES

Human Resources
o    International management training
o    Advice on NGG HR policies

Group Finance
o    Tax
     o    Tax planning advice
     o    Regulatory filings
o    Treasury
     o   Provision of financing including debt
     o   Credit rating
     o   Regulatory filings
o    Advice on UK GAAP
o    Advice on insurance


Group Services (some services are both direct and group)

Strategic Development
o    Advice on Corporate Strategy
o    Advice  on  management  within  a  performance  based  utility   regulation
     environment.

Internal Audit
o    Advice on internal controls
o    Audit Committee support



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Corporate Finance
o This department provides corporate finance support, and this will be charged only if specifically requested by NEES.

Senior Management
o    Senior management time in support of the Group.

Company Secretary & General Counsel
o    Shareholder register (including US shareholders and ADRs)
o    Annual reports and regulatory filings
o    Company secretarial function
o    Legal advice

Corporate Affairs
o    Advice on group policies for media, industry and government relations
o    Environmental advice

Investor Relations
o    Stock Exchange announcements (London and New York)
o    Provision of information to analysts and current/prospective shareholders

Human Resources
o    Co-ordination of Group HR policies
o    Group succession planning

Group Finance
o    Inclusion of NEES in NGG reporting and consolidation systems
o    Reported results and financial aspects of regulatory filings
o    Risk management
o    Group consolidation, co-ordination and reporting systems
o    Business Plan advice, co-ordination and reporting systems

Regulation
o    Advice on performance based regulation